UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	|X|
Filed by a Party other than the Registrant	|_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_|Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

GOLDEN EAGLE INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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August 10, 2007

GOLDEN EAGLE INTERNATIONAL, INC.
9661 South 700 East
Salt Lake City, Utah 84070
Telephone: (801) 619-9320
Facsimile: (801) 619-1747

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be Held on September 14, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Special Meeting of the Stockholders of Golden Eagle International, Inc. (Golden Eagle International, Inc. is hereafter referred to as “us,” “we” or “our”) will be held on September 14, 2007 at 10:00 a.m. Mountain Time (12:00 p.m. Eastern Standard Time; 9:00 a.m. Pacific Time), at the Salt Lake City Marriott Downtown, located at 75 South West Temple, Salt Lake City, Utah 84101, to consider the following two proposals:

i)     Proposal One — To amend our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from eight hundred million (800,000,000) shares to two billion (2,000,000,000) shares.

ii)     Proposal Two — To ratify the appointment of Chisholm, Bierwolf & Nilson as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

Proposals One and Two to be presented at the Special Meeting of Stockholders are more fully described in the Proxy Statement accompanying this notice. On December 29, 2006, our Board of Directors approved, subject to Stockholder approval, Proposals One and Two. Only Stockholders of record at the close of business on August 2, 2007 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. In order for us to proceed with the actions set forth in Proposals One and Two, we must obtain the required approval of our Stockholders. In order to approve Proposal One (Amendment to our Articles of Incorporation increasing our authorized common stock to two billion (2,000,000,000) shares), the majority, or fifty percent (50%) plus one, of our outstanding shares of common stock must vote in favor of Proposal One. Our bylaws provide that a majority, or fifty percent (50%) plus one, of our outstanding shares of common stock constitutes a quorum. As such, a quorum must be represented in person or by proxy at the Special Meeting. If a quorum exists, the affirmative votes of the holders of shares of our common stock must exceed the negative votes cast by such holders to approve Proposal Two (To Ratify the Appointment of Chisholm, Bierwolf & Nilson as our Independent Registered Public Accounting Firm).

Approved actions will be effective twenty days after the date of the Special Meeting or as soon thereafter as practicable. We urge you to sign, date, and return the enclosed Proxy Card to us at your earliest convenience. This will ensure that we have the votes necessary to approve Proposals One and Two.

To have your vote counted, you should either attend the meeting in person or promptly sign, date and return the enclosed Proxy Card to us in the self addressed enclosed envelope. If you return the Proxy Card to us, we will save the expense and extra work of additional solicitation of Proxies. Your vote is important. All Stockholders are cordially invited to attend the meeting in person. Stockholders who execute Proxies retain the right to revoke them at any time before they are voted at the Special Meeting by delivering a signed statement to us at the address above at any time before it is voted. Any Stockholder attending the meeting may vote in person at the Special Meeting even if he or she has returned a Proxy. We will pay for the cost of solicitation of Proxies for the Special Meeting. Please note that if a broker, bank or other nominee holds your shares of record and you wish to vote, you must obtain from the record holder a Proxy issued in your name.

YOU MUST RETURN YOUR PROXY TO:

Golden Eagle International, Inc.
9661 South 700 East
Salt Lake City, Utah 84070
Attn: Terry C. Turner, Chief Executive Officer

Thank you for your continued support.
By Order of the Board of Directors.
/s/Terry C. Turner
Terry C. Turner, Chairman of the Board

GOLDEN EAGLE INTERNATIONAL, INC.
9661 South 700 East
Salt Lake City, Utah 84070

_________________

PROXY STATEMENT

_________________

SPECIAL MEETING OF STOCKHOLDERS
To be Held September 14, 2007

Date Time and Place Information

This Proxy Statement is being furnished in connection with the solicitation of Proxies by Golden Eagle International, Inc., a Colorado corporation (“we,” “us” or “our”), and its Board of Directors, for use at its September 14, 2007 Special Meeting of Stockholders to be held on September 14, 2007 at 10:00 a.m. Mountain Time. The Special Meeting will be held at the Salt Lake City Marriott Downtown, located at 75 South West Temple, Salt Lake City, Utah 84101. Our telephone number is (801) 619-9320 and our facsimile number is (801) 619-1747.

This Proxy Statement and the accompanying Proxy Card are first being mailed to Stockholders on or about August 10, 2007.

Proposals to be Presented

The following two proposals will be presented to a vote of our Stockholders at the Special Meeting on September 14, 2007:
i) Proposal One — To amend our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from eight hundred million (800,000,000) shares to two billion (2,000,000,000) shares; and
ii) Proposal Two — To ratify the appointment of Chisholm, Bierwolf & Nilson as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

Revocability of Proxy

Any Stockholder who has executed and returned a Proxy Card and who for any reason desires to revoke such Proxy may do so at any time before the Proxy is voted: (1) by delivering a signed statement to our Chief Executive Officer, Terry C. Turner, at 9661 South 700 East, Salt Lake City, Utah 84070, telephone number (801) 619-9230 and facsimile number (801) 619-1747, at any time before the Proxy is voted at the Special Meeting; (2) by voting the shares represented by such Proxy in person at the Special Meeting; or (3) by delivering a later dated Proxy Card at any time before voting at the Special Meeting.

Dissenters’ Rights of Appraisal

Colorado law does not provide for appraisal or dissenters’ rights for Stockholders who vote against either of Proposals One and Two should the Proposals be approved at the Special Meeting. We will not provide appraisal or dissenters’ rights for Stockholders who vote against Proposals One and Two.

Persons Making the Solicitation

We are making the proxy solicitation with our Board of Directors. We have not received notice from any Director that he intends to oppose either of Proposals One and Two at the Special Meeting.

We will bear the costs of this solicitation. In addition, we may reimburse brokerage firms and other persons for their expenses in forwarding solicitation material to the beneficial owners of shares. We will reimburse banks, brokerage houses, custodians, and other fiduciaries that hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the Proxy materials to those persons for whom they hold such shares. As of the date of this Proxy Statement we have spent thirty-eight thousand five hundred seven dollars ($38,507) on costs associated with this Proxy. We anticipate total costs of one hundred eleven thousand seventy-three dollars ($111,073) associated with soliciting Proxies, including legal costs and the cost of printing and mailing this Proxy Statement and related materials.

The Interests of Certain Persons in the Matters to be Acted Upon

No Director or Executive Officer or any associate thereof will receive any extra or annual benefit as a result of the matters to be acted upon herein, that is not similarly shared on a pro rata basis by all other Stockholders of our common stock.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID RETURN ENVELOPE THAT ACCOMPANIES THIS PROXY STATEMENT.

Time for Submitting Proxies

You may submit your proxy to us at any time before 5:00 p.m. Mountain Time on September 12, 2007. All Proxies should be mailed to our Chief Executive Officer, Terry C. Turner, at Golden Eagle International, Inc., 9661 South 700 East, Salt Lake City, Utah 84070 or sent to us via facsimile at (801) 619-1747 or to our email address at t.turner@geii.com .

Record Date and Shares Outstanding

Stockholders of record at the close of business on August 2, 2007, referred to in this Proxy Statement as the record date, are entitled to notice of and to vote at the Special Meeting. As of the record date, 789,999,990 shares of our common stock, $.0001 par value, were issued and outstanding, and 3,425,963 shares of our Series B Preferred Stock were issued and outstanding. Each Series B Preferred Share is entitled to two hundred and fifty votes for all matters submitted to our stockholders.

Examination of Shareholder List

A complete list of our shareholders will be available for examination at the our offices at 9661 South 700 East, Salt Lake City, Utah 84070 during ordinary business hours for a period beginning August 10, 2007 and continuing until the time of the meeting.

Effective Date of the Proposals

If approved by the Stockholders at the Special Meeting, the matters approved will be effective twenty days after the date of the Special Meeting or as soon thereafter as practicable.

Any questions or requests for assistance regarding our Proxies and related materials may be directed in writing to our Chief Executive Officer, Terry C. Turner, at Golden Eagle International, Inc., 9661 South 700 East, Salt Lake City, Utah 84070. Our telephone number is (801) 619-9320, our facsimile number is (801) 619-1747, and our email address is t.turner@geii.com.

Recommendations of the Board of Directors

Our Board of Directors recommends that you vote:

o	FOR Proposal One, to amend our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from 800,000,000 to 2,000,000,000; and

o	FOR Proposal Two, to ratify the appointment of Chisholm, Bierwolf & Nilson as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

Required Vote

In order for us to proceed with the actions set forth in these two proposals, we must obtain the required approval of our Stockholders. In order to approve Proposal One (Amendment to our Articles of Incorporation increasing our authorized common shares to two billion (2,000,000,000)), a majority, or fifty percent (50%) plus one, of our outstanding shares of common stock must vote in favor of Proposal One. Our bylaws provide that a quorum consists of fifty percent (50%) plus one of our outstanding common stock. If a quorum exists, the affirmative votes of the holders of shares of our common stock must exceed the negative votes cast by such holders to approve Proposal Two (to ratify the appointment of Chisholm, Bierwolf & Nilson as our Independent Registered Public Accounting Firm). When Proxies are properly dated, executed and returned, the shares they represent will be voted at the Special Meeting according to the instructions of the Stockholder. If a Proxy is properly dated, executed and returned and no specific instructions are given, the shares will be voted in favor of Proposals One and Two. If approved by the Stockholders at the Special Meeting, approved matters will be effective twenty days after the date of the Special Meeting or as soon thereafter as practicable.

Voting Shares Held by Brokers, Banks or Other Nominee Holders

Broker non-votes and abstentions will be counted as present for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast regarding any particular proposal except as specifically discussed in this paragraph. Proposal Two must be approved by a majority of the votes cast, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, abstentions and broker non-votes on Proposal Two generally have no effect, unless an insufficient number of shares are voted to satisfy the majority of a quorum requirement. Proposal One must be approved by a majority, or fifty percent (50%) plus one, of the outstanding shares of our common stock. As a result, abstentions and broker non-votes have the same effect as votes against Proposal One. “Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The Proposals to be voted upon at the Special Meeting include a non-routine matter, the increase in our authorized shares (Proposal One), and a routine matter, the appointment of Chisholm, Bierwolf & Nilson as our Independent Registered Public Accounting Firm (Proposal Two).

Tracy A. Madsen, our corporate secretary, will count the votes at the end of the Special Meeting by simple tally.

Stockholders Sharing the Same Last Name and Address

We have adopted a procedure called “householding” which has been approved by the Securities and Exchange Commission, referred to in this Proxy Statement as the SEC, for certain beneficial owners of our common stock. In accordance with this procedure, we are delivering only one copy of the Proxy Statement and its attachments to certain Stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected Stockholder. This procedure is designed to reduce duplicate mailing and save significant printing and postage costs as well as natural resources. Stockholders who participate in householding will continue to receive separate Proxy Cards. If you received a householder mailing this year and you would like to have additional copies of the Proxy Statement and its attachments mailed to you or you would like to opt out of this practice for future mailings, please submit your request to us in writing at Golden Eagle International, Inc., 9661 South 700 East, Salt Lake City, Utah 84070, or call Terry C. Turner, our Chief Executive Officer, at telephone number (801) 619-9320, or submit your request by facsimile to (801) 619-1747, or send an email to t.turner@geii.com. We will deliver a separate copy of the Proxy Statement and its attachments to you promptly upon receipt of your request. You may also contact us if you received multiple copies of the Special Meeting materials and would prefer to receive a single copy in the future.

As of the date of the mailing of this Proxy Statement, our common stock is quoted under the trading symbol MYNG on the OTC Bulletin Board, which is referred to in this Proxy Statement as the OTCBB.

Stockholder Proposals

Stockholder proposals must be consistent and made in compliance with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”). Each such proposal should be directed to our Chief Executive Officer, Terry C. Turner, at Golden Eagle International, Inc., 9661 South 700 East, Salt Lake City, Utah 84070. Our telephone number is (801) 619-9320 and our facsimile number is (801) 619-1747. It is presently anticipated that the fiscal 2007 Annual Meeting of Shareholders will be held on or around February 29, 2008. Proposals submitted in connection with our fiscal 2007 Annual Meeting of Shareholders must be received at our principal executive offices at 9661 South 700 East, Salt Lake City, Utah 84070 to the attention of Terry C., Turner, Chief Executive Officer no later than November 8, 2007. Our bylaws provide that no person may be nominated as a director at any meeting of shareholders unless: (a) the meeting of shareholders was called for the purpose of electing directors; and (b) not less than forty days before the meeting of shareholders, the shareholder making the nomination (if the nomination has not been approved by the Board of Directors) has provided the Board of Directors with information regarding the proposed nominee and regarding the shareholder making the nomination of the type that is required under Part III of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, and in a Schedule 13D under Exchange Act Section 13(d). We urge you to send such proposals by certified mail, return receipt requested.

Questions about this Proxy Statement and the Proxy

What is a Proxy?

A Proxy is a procedure that enables you, as a Stockholder, to authorize someone else to cast your vote for you. Our Board of Directors is soliciting your Proxy, and asking you to authorize Mr. Terry C. Turner, our Chief Executive Officer, to cast your vote for you. The term Proxy is also used to refer to the person who is authorized by you to vote for you. If, after giving us your Proxy, you attend the Special Meeting, you may still choose to vote your shares in person and, in that case, only the votes you cast at the Special Meeting will be counted.

Why Am I Receiving This Proxy Statement?

You are receiving this Proxy Statement to provide you with important information regarding action to be taken at a Special Meeting of our Stockholders.

What is a Proxy Statement?

A Proxy Statement is the document that the SEC requires us to utilize to explain the matters on which you will be asked to vote.

What is Being Voted on at the Special Meeting?

At the Special Meeting, the following Proposals will be voted on:

i)     Proposal One — To amend our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from eight hundred million (800,000,000) shares to two billion (2,000,000,000) shares; and

ii)     Proposal Two — To ratify the appointment of Chisholm, Bierwolf & Nilson as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

What Vote is Required to Approve Proposals One and Two?

In order to approve Proposal One (Amendment to our Articles of Incorporation increasing our authorized common shares to two billion (2,000,000,000)), the majority, or fifty percent (50%) plus one, of our outstanding shares of common stock must vote in favor of Proposal One. If a quorum is present in person or by proxy, the affirmative votes of the holders of shares of our common stock must exceed the negative votes cast by such holders to approve Proposal Two (To Ratify the appointment of Chisholm, Bierwolf & Nilson as our Independent Registered Public Accounting Firm).

Has our Board of Directors Approved Proposals One and Two?

Our Board of Directors has unanimously approved both Proposals One and Two and recommends that you vote in favor of the Proposals.

Who Can Vote and How Many Votes Do I Have?

Only holders of record of our common stock and our Series B Contingent Convertible Preferred Stock (“Series B Shares”) at the close of business on August 2, 2007 will be entitled to notice of and to vote at the Special Meeting and any adjournments of the Special Meeting. Each common share is entitled to one vote for each share of common stock held on such date. Each Share of our Series B Shares is entitled to two hundred fifty (250) votes on all matters put to a vote of our common Stockholders. As of the date of this proxy statement, there were 789,999,990 shares of common stock issued and outstanding and entitled to one (1) vote per share, and 3,425,963 Series B Preferred Shares issued and outstanding entitled to 250 votes per Series B Preferred Share. The Series B Shares will represent 52 percent of the total shares that are entitled to vote at the Special Meeting on September 14, 2007.

Who May Vote?

If you were a Stockholder of record at the close of business on the record date, which is August 2, 2007, you may vote at the September 14, 2007 Special Meeting, either by attending the meeting in person or by returning your Proxy to us.

How May I Vote?

Even if you currently plan to attend the Special Meeting, we recommend that you also submit your Proxy Card so that your vote will be counted if you later decide not to attend the Special Meeting. You may vote shares held in street name in person at the Special Meeting only if you obtain a signed Proxy Card from the record holder giving you the right to vote the shares. You may vote by mail by signing your Proxy Card, or if your shares are held in street name, by returning the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope.

How Will My Proxy Be Voted?

You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has no effect on the vote and does not count as a “FOR” or an “AGAINST” vote. If you sign your Proxy Card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board of Directors (“FOR” the Proposals to be voted upon as set forth herein and in the discretion of the Proxy holders on any other matters that properly come before the Special Meeting). If a Stockholder abstains from voting on an action, that Stockholder’s shares will not be counted for determining whether the requisite number of Stockholders constitutes a quorum. If a broker does not vote on any particular action because it does not have the authority to do so (a “broker non-vote”), but does vote on other actions, the shares will be counted for determining whether the requisite number of Stockholders attended the meeting to constitute a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any matters being voted on at the Special Meeting.

What Effect Will Proposal One Have on my Shares?

If Proposal One is approved, we will increase the number of our common shares we are authorized to issue. Even though you will have the same number of common shares you currently have, an increase in our authorized common shares will provide us with the ability to issue up to two billion (2,000,000,000) common shares. Previously, we were authorized to issue only eight hundred million (800,000,000). As a result of our ability to issue additional shares, your ownership of our common stock could be diluted and the percentage of our common stock that you own reduced as a result of any future issuances.

What Effect Will Proposal Two Have on my Shares?

Proposal Two will not impact your share ownership and involves the confirmation of our Board of Directors’ appointment of our current auditors.

What is a Quorum?

In order for us to present Proposals One and Two to our Stockholders at the Special Meeting, a quorum must be present either in person at the Special Meeting or by Proxy. A quorum consists of a majority, or fifty percent (50%) plus one, of our shares of common stock issued and outstanding on the record date and entitled to vote. Shares of common stock represented in person or by Proxy will be counted for purposes of determining whether a quorum exists. If a quorum is not present, no action will be taken and the Special Meeting will be adjourned until a quorum is obtained.

Can I Revoke my Proxy?

Any Stockholder who has executed and returned a Proxy Card and desires to revoke his Proxy may do so at any time before the Proxy is voted: (1) by delivering a signed statement prior to the Special Meeting to our Chief Executive Officer, Terry C. Turner, at 9661 South 700 East, Salt Lake City, Utah 84070 (the telephone number at our offices is (801) 619-9230, our facsimile number is (801) 619-1747 and our email address is t.turner@geii.com), at any time before the Proxy is voted at the Special Meeting; or (2) by voting the shares represented by such Proxy in person at the Special Meeting; or (3) by delivering a later dated Proxy Card at any time before voting at the Special Meeting.

Are There Other Matters to be Voted on at the Special Meeting?

The Board of Directors does not know of any other matters to be voted on at the Special Meeting. Colorado law and our bylaws impose limitations on the ability to present business items at a Special Meeting if those items were not included in the Notice of Special Meeting. Accordingly, except for procedural matters incidental to the conduct of the meeting, we do not expect that any other matters will come before the Special Meeting. If any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment.

Will I Have Dissenters’ Rights as a Result of Proposals One and Two?

Colorado law does not provide for appraisal or dissenters’ rights for Stockholders who vote against Proposals One and Two and we will not provide appraisal or dissenters’ rights for Stockholders who vote against the Proposals.

To Whom May I Speak If I Have Additional Questions?

This Proxy Statement is being sent on or about August 10, 2007 to Stockholders of record of our common stock. Any questions or requests for assistance regarding our Proxies and related materials may be directed in writing to our Chief Executive Officer, Terry C. Turner.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON.

PRINCIPAL STOCKHOLDERS

The following tables set forth information regarding the ownership of our outstanding common stock as of the date of this Proxy Statement by: (a) each person known by management to own, beneficially or of record, more than five percent (5%) of our common stock; (b) each director; (c) each executive officer named in the Compensation Table set forth later in this Proxy Statement; and (d) all of our directors and executive officers as a group.

The following tables assume, based on our stock records, that there are 789,999,990 shares of our common stock, $.0001 par value, currently issued and outstanding, and 3,425,963 Series B Shares, $.01 par value, issued and outstanding. The Holders of the Series B Shares presently have the right to vote two hundred fifty (250) common shares for every one (1) Series B Share held on all matters presented to the common stockholders. The Series B Holders are not required to convert their Series B shares into common stock prior to voting at the Special Meeting or on any matter presented to the common stockholders. As of the date of this Proxy Statement, there were 3,425,963 Series B Shares outstanding, which will result in 856,490,750 votes by the Series B Holders or 52 percent of the total shares of all classes entitled to vote on all matters presented to the common stockholders at the Special Meeting. As such, an aggregate of 1,646,490,740 shares will be allowed to vote at our Shareholders’ Meeting as of the date of this Proxy Statement. The chart below, in the column titled Percent of Fully Diluted Common Stock, is also indicative of the percentage of votes represented by the Series B Shares that are entitled to vote at the Special Meeting even prior to the Series B Shares being converted to shares of common stock. Also included in the calculation of the “Percent of Fully Diluted Common Stock are: (a) the 10,000,000 shares of our common stock reserved for the issuance of our shares of common stock if Aloha Holdings exercises the conversion feature of its Convertible Debenture, which debenture is discussed on pages 14-15 and has no voting rights in of itself until the debenture is converted into our shares of common stock; (b) a convertible note payable to Burns Figa & Will, discussed on page 15, which is convertible into 11,257,608 common shares; (c) two convertible promissory notes to Harlan Delozier and Tracy Madsen discussed on page 15, which are convertible into 5,555,556 shares each for a total of 11,111,112 common shares and which are also included in the shares of stock beneficially owned column but are not included in the undiluted column for these respective officers, and; (d) a legal services fee to be paid to Brenda Lee Hamilton, Esquire, discussed on page 16 in the amount of 5,000,000 shares. The convertible debenture and the other convertible securities listed in items (a)-(d) should be distinguished from our Series B Preferred Shares, which have voting rights prior to conversion.

SECURITY OWNERSHIP OF BENEFICIAL OWNER
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Undiluted Common Stock Outstanding	Percent of Fully Diluted Common Stock*
Kevin Pfeffer (1) 5307 Aerie Ct. Clarksville, Maryland 21029	121,979,940	15.44%	7.24%
Atlas Precious Metals, Inc.(2) 8040 S. Kolb Road Tucson, Arizona 85706	50,000,000	6.33%	2.97%
Golden Eagle Mineral Holding, Inc. (3) Chancery Court Leeward Highway Povidenciales, Turks and Caicos Island, BWI	547,012,470	-	32.49%
Lone Star Equity Group LLC (4) 6222 Richmond Ave. Suite 540 Houston, TX 77057	170,662,500	-	10.14%
Total	889,654,910	21.77%	52.83%

* Dilution consists of: (a) after issuance of 5,000,000 shares for legal services fee; and (b) conversion of convertible note payable, convertible debenture, convertible promissory notes, and Series B Preferred Shares into 1,683,859,460 shares of our common stock, the details of which are on pages 14-15 and 19-21.

(1)         Kevin Pfeffer resigned as our Director on December 4, 2006.

(2)        H. Roy Shipes, our former Chairman of the Board of Directors, is the President of Atlas Precious Metals, Inc., a Nevada corporation. Mr. Shipes resigned as Chairman of our Board of Directors on May 5, 2006.

(3)         Golden Eagle Mineral Holdings Inc. (“GEMH”) is a Turks and Caicos corporation. As of the date of this Proxy Statement. As of the date of this Proxy Statement, GEMH holds 2,188,050 through the conversion of: (a) on December 29, 2007, the conversion of $1,251,090 of debt and accrued interest into 1,251,090 shares of our Series B preferred stock; and (b) on June 27, 2007, the conversion of $936,959 of debt and accrued interest into 936,960 shares of our Series B preferred stock.

(4)         Lone Star Equity Group, LLC (“Lone Star”) acquired 682,650 shares of our Series B preferred stock on December 29, 2006 through the conversion of $682,650 of debt and accrued interest.

SECURITY OWNERSHIP OF MANAGEMENT
Name and Address of Director or Executive Officer	Shares of Common Stock Beneficially Owned	Percent of Undiluted Common Stock Outstanding	Percent of Fully Diluted Common Stock*
Terry C. Turner Chief Executive Officer/ President/Chairman 9661 South 700 East Salt Lake City, Utah 84070	963,631	0.12%	0.06%
Tracy A. Madsen Chief Financial Officer 9661 South 700 East Salt Lake City, Utah 84070	8,444,399.37%		0.50%
Harlan M. (Mac) Delozier Director 9661 South 700 East Salt Lake City, Utah 84070	5,855,556	0.04%	0.35%
Alvaro Riveros Director 9661 South 700 East Salt Lake City, Utah 84070	-	-%	-%
Officers and Directors as a Group	15,263,585	0.53%	0.91%

* Dilution consists of: (a) after issuance of 5,000,000 shares for legal services fee; and (b) conversion of convertible note payable, convertible debenture, convertible promissory notes, and Series B Preferred Shares into 1,683,859,460 shares of our common stock, the details of which are on pages 14-15 and 19-21.

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise.

The above table is based upon information derived from our stock records. We believe that each of the Stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. We are not aware of any arrangements that may result in a change in our control.

There are no family relationships among our Officers, Directors, key personnel or principal Stockholders.

Change in Control

We have had no changes in control since the beginning of our last fiscal year.

Description of Securities
Common
Stock

As of the date of this Proxy Statement, we are authorized to issue 800,000,000 shares of common stock, $.0001 par value, of which 789,999,990 shares were issued and outstanding, and held by 1,194 Stockholders. All outstanding shares of our common stock are fully paid and non-assessable.

Voting Rights

Holders of common stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of a majority, or fifty percent (50%) plus one, of the common stock issued and outstanding and entitled to vote, present in person or by proxy, constitute a quorum at all meetings of our stockholders.

Dividends

Holders of common stock are entitled to dividends, pro rata, when, as and if declared by the Board of Directors out of funds available subject to the superior rights of Preferred Shares outstanding.

Cumulative Voting

Our Shareholders do not have cumulative voting rights in the election of directors.

Preemptive Rights

Our Shareholders do not have preemptive rights.

Liquidation, Dissolution or Winding up of CorporateAffairs

Holders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the holders of our common stock, subject to the rights of holders of our Series B Preferred Stock, will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.

Change of Control Provisions

There are not any provisions in our Articles of Incorporation or Bylaws that would prevent or delay change in our control.

Series B and A Preferred Stock

As of the date of this Proxy Statement, we are authorized to issue 10,000,000 shares of Preferred Stock with a par value of $.01 per Share. We have designated 4,500,000 of these as the Series B Shares, of which 3,425,963 shares are currently outstanding and held by twenty-four (24) holders (“the Series B Holders”). Our Board of Directors approved the preferences and rights of Series B Shares on December 29, 2006. The Certificate of Designation of the Preferences and Rights of the Series B Shares is set forth as Attachment B hereto.

On March 10, 2005, we designated 3,500,000 of our Preferred Stock as our Series A Shares, of which 0 shares are currently outstanding. Our Board of Directors approved the preferences and rights of the Series A Shares on February 15, 2005. We have no present intention of issuing any Series A Shares to any person or entity.

Voting Rights

The Series B Holders are entitled to notice of any shareholders’ meeting and to vote as a single class with the common stock upon any matter submitted for approval by the holders of common stock. The Series B Holders shall have two hundred fifty (250) votes for each share of Series B Shares held on all matters presented to our common stockholders. As of the date of this Proxy Statement, there are 3,425,963 Series B Shares issued and outstanding, which represents 52 percent of the total shares that are entitled to vote at the Special Meeting on September 14, 2007. In addition to any other rights provided by law, so long as any Series B Shares are outstanding, we will not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series B Shares, amend or repeal any provision of, or add any provision to, our Articles of Incorporation or By-Laws if such action would materially adversely affect the liquidation preferences of, or the rights or restrictions provided for the benefit of, any Series B Shares.

Dividends

When and as any dividend or distribution is declared or paid by us on our common stock, whether payable in cash, property, securities or rights to acquire securities, the Series B Holders will be entitled to participate with the holders of common stock in such dividend or distribution. At the time such dividend or distribution is payable to the holders of common stock, we will pay to each Series B Holder its share of any dividend or distribution equal to the amount of the dividend or distribution per share of common stock multiplied by the number of shares of common stock then obtainable upon conversion of such holder’s Series B Shares.

Preference Upon Liquidation

Upon our liquidation, dissolution or winding up, each Series B Holder will be entitled to be paid, before any distribution or payment is made upon any of our Junior Securities, an amount in cash equal to the aggregate liquidation value of all shares of Series B Shares held by such holder, plus accrued dividends, if any; thereafter, each Series B Holder will participate in any distribution or payment on a pro rata basis with all Junior Securities as if the Series B Shares had been converted into common stock so long as we have sufficient authorized but unissued common shares to allow the conversion of each Series B Share.

Conversion of Series B Shares

If at any time we have sufficient authorized additional Common Shares, each Series B Holder shall be entitled to convert its Series B Shares into shares of our common stock at a ratio of one (1) Series B Share for two hundred fifty (250) shares of common stock. When a conversion occurs, the rights of the Series B Holder will cease and new certificates of common stock will be issued in the holder’s name. Any shares of Series B Shares which are converted into common stock will be canceled and will not be reissued, sold or transferred and will be returned to authorized but unissued shares of Series B Shares. If we obtain Shareholder approval of Proposal One, we will amend our Articles of Incorporation to provide for sufficient authorized but unissued shares of common stock to effect the conversion of the Series B Shares.

Convertible Debenture

On November 3, 2005, we entered into a debenture agreement with Aloha Holdings, Inc., a Texas corporation. In connection with that agreement, Aloha Holdings, Inc. provided us with financing in the amount of $249,000 at an interest rate of seven percent (7%) per annum. The debenture was due on or before May 2, 2007, which has since passed. According to the terms of our agreement with Aloha Holdings: (a) we are currently in default of our obligations; (b) at Aloha Holdings’ option, and in its sole discretion, it may declare the unpaid balance of the principal and accrued interest immediately due and payable, without notice or demand; and (c) Aloha Holdings, as the holder, may proceed to enforce payment of the principal and accrued interest, including its conversion rights, default interest, and any and all other duties, obligations and liabilities provided for under this agreement. As such, should Aloha Holdings be unable to convert the debenture into our common stock because we have no authorized shares to issue in the event of conversion or for any other reason, we will be responsible to Aloha Holdings for all principal as well as accrued and default interest due upon the debenture.

Aloha Holdings, Inc.‘s principal shareholder and officer, Mark Delong, died during the first quarter of 2007. On or about April 20, 2007, we received correspondence from the administrator of Mr. Delong’s estate that the administrator is conducting an inventory of Mr. Delong’s assets and determining, under the terms of the debenture, whether to exercise the option of converting the debenture in whole or in part, into shares of our common stock. Under the terms of the Debenture any portion of principal or interest may be converted into 10,000,000 shares of our common stock at the price of $0.025 common share. We have reserved an aggregate of 10,000,000 shares from our presently authorized common shares for issuance upon conversion of the debenture. On May 16, 2007, we sent correspondence to the estate administrator (a) informing him that we were currently unable to repay the principal of the convertible debenture; (b) proposing that the note either be converted into 10,000,000 shares of our common stock as already provided for in the convertible debenture or that we be granted an additional one year extension to repay the principal. As of the date of this Proxy Statement, we have not received a response from the estate administrator to our May 16, 2007 correspondence. We continue to pay interest upon the convertible debenture as it becomes due in accordance with the terms of the convertible debenture.

Convertible Note Payable

On February 6, 2007 we entered into a convertible note payable to law firm of Burns, Figa and Will, P.C. in the amount of $45,030.43 maturing on February 6, 2012 and bearing an interest rate of 12%. The holder may convert the principal balance and accrued interest into common stock at a price of $0.004 per share if and when shares of common stock become available. The principal amount of this conversion would total 11,257,608 shares of our common stock. This note was for legal services provided to us in 2004 and 2005, which we have been unable to pay. There are currently no voting rights associated with this share commitment. Should we fail to make the payment of principal and interest on or before the maturity date of February 6, 2012 or fail to provide Burns, Figa and Will, P.C. with a certificate representing the shares issuable upon conversion, we will be deemed to be in default of the agreement and we will be responsible for the balance of the principal remaining unpaid, accrued interest, and all other costs and fees from the date of default at the rate of 18% per annum, including reasonable attorney’s fees, all courts costs, and other expenses.

Convertible Promissory Notes

On April 11, 2007, we entered into two convertible promissory notes with two of our officers with effective dates of February 6, 2007 on which date we had verbally entered into commitments with these officers. The notes covered the payment of contractual retention bonuses payable in our common shares to our Vice President for Bolivian Administration, Harlan M. (Mac) Delozier; and a contractual retention bonus and award bonus to our Vice President for U.S. Administration, Tracy A. Madsen. The notes in each case are for $50,000, have a term of 2 years, and are convertible to our common stock at the closing price for our common stock on February 6, 2007 of $.009, if and when our shareholders authorize additional shares of common stock. At the conversion price of $0.009, the two convertible promissory notes are each convertible into 5,555,556 of our shares of common stock. At the option of the holders of the convertible promissory notes, Messrs Delozier and Madsen, the unpaid principal and all accrued interest becomes immediately payable and collectible, without notice or demand, in the event of default, which is defined in the agreements as: (a) our failure to make any payment of principal, interest or other charges on or before the maturity date of February 6, 2009; or (b) our failure to provide a certificate representing the shares issuable upon conversion of the notes, within five days of any conversion. Additionally, in the event of default, we are obligated to pay the holders, Messrs, Delozier and Madsen, all costs and fees, including costs of collection and attorneys’ fees, which will bear interest at 12% per annum. Our Board of Directors elected to use convertible promissory notes to meet our commitment to these officers for retention bonuses in common stock because we did not have common stock available and any grant of our Series B Contingent Convertible Preferred Stock to these officers would have granted them a favorable treatment and a beneficial conversion interest that would have violated our Code of Conduct and Ethics. There are no voting rights associated with these shares.

Legal Services Fee

On December 11, 2006, we entered in to a fee arrangement with Brenda Lee Hamilton, Esquire, wherein we agreed to issue 5,000,000 shares of our S-8 common stock at which time sufficient common shares were available. This fee arrangement was for the preparation of our Proxy Statement in 2007 and is valued at $55,000. As these shares are currently not issued or available, there are no voting rights associated with them.

PROPOSAL ONE-- AMENDMENT OF OUR ARTICLES OF INCORPORATION
TO INCREASE OUR AUTHORIZED COMMON SHARES
(Proposal One on Proxy Card)

On December 29, 2006, our Board of Directors unanimously approved Proposal One, an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from eight hundred million (800,000,000) shares to two billion (2,000,000,000) shares. The Board of Directors recommends that the Stockholders approve Proposal One. For reasons described below, our Board of Directors believes adoption of Proposal One is critical to allow us to satisfy outstanding obligations, consider financing and complete other transactions.

Our Board of Directors is seeking Stockholder approval of an amendment to the Fourth Article of our Articles of Incorporation to increase the number of shares of our common stock that we are authorized to issue from eight hundred million (800,000,000) shares to two billion (2,000,000,000) shares. If approved, the text of the amended article titled “Fourth” of the Articles of Incorporation will be substantially in the form below:

“FOURTH: The aggregate number of Common Shares which the Corporation shall have the authority to issue is Two Billion (2,000,000,000), all of one class and all with a par value of $.0001 per share; the aggregate number of Preferred Shares which the Corporation shall have the authority to issue is Ten Million (10,000,000), all with a par value of $.01 per share and of such classes and with such preferences as the Corporation’s Board of Directors may determine from time to time.”

We have set forth as Attachment A hereto our proposed Amended Articles of Incorporation that we intend to file with the Secretary of State of Colorado if Proposal One is approved.

PURPOSE OF PROPOSAL ONE

We have ten (10) authorized but unissued shares of common stock available for issuance, which is inadequate for our current business purposes. As detailed below, in order to properly determine the number of shares that should be our authorized number of shares, our Board of Directors has considered the following factors in determining the number of shares we should be authorized to issue:

o	We are contractually obligated to use our best efforts to amend our articles of incorporation so that the Holders of the 3,425,963 shares of our Series B Preferred stock can convert their shares into an aggregate of 856,490,750 shares of our common stock, should they desire to do so.

o	We are obligated to issue 5,000,000 shares of our common stock to Brenda Lee Hamilton, Esquire, for her preparation of this Proxy Statement;

o	Our obligation to issue 10,000,000 shares of our common stock to Aloha Holdings, Inc. at the conversion price of $0.025 in connection with our November 3, 2005 debenture agreement with Aloha Holdings, should the estate administrator decide to exercise that conversion right;

o	Our obligation to issue 11,257,608 shares of our common stock at the conversion price of $0.004 per share to the law firm of Burns, Figa and Will, P.A. in connection with our February 6, 2007 Convertible Note Payable agreement with Burns, Figa and Will,, P.A., should that law firm exercise its conversion right;

o	Our obligation to issue 5,555,556 shares of our common stock at the conversion price of $0.009 to our Vice President of Bolivian Administration, Harlan M. (Mac) Delozier, in connection with our April 11, 2007 convertible promissory note with Mr. Delozier, should Mr. Delozier exercise his conversion right;

o	Our obligation to issue 5,555,556 shares of our common stock at the conversion price of $0.009 to our Vice President of US Administration, Tracy Madsen, in connection with our April 11, 2007 convertible promissory note with Mr. Madsen, should Mr. Madsen exercise his conversion right; and

o	To provide us with the flexibility to issue common stock for proper corporate purposes, which may be identified by the Board of Directors in the future. In such instance, we may issue shares in the future to raise capital, to acquire another corporation or its business or assets, to establish a strategic relationship with a corporate partner, or to issue shares under management, employee and consultant incentive or benefit plans.

If Proposal One is approved and if all of the Series B Preferred shares we have outstanding convert into common shares, and if the common stock committed above is issued, it will result in 1,683,859,460 shares of our common stock outstanding, other than any amounts set aside for settlement of debt, which we have not negotiated. In connection with Proposal One to increase the number of our authorized shares of common stock, we have no present or future plans, proposals, understandings or arrangements, verbal, written or otherwise, to issue any newly available authorized shares of our common stock for any purpose, including in connection with past or future services, sales of shares, current or future acquisitions,  or financings of any type or nature, other than shares of our common stock issuable in connection with the above matters. However, if we are in need to fund our operations and we are unable to obtain such funds through promissory notes or otherwise, our Board of Directors may deem it to be in our best interests to issue additional Series B Shares. As of the date of this Proxy Statement, we have 1,074,037 Series B Shares available to issue from our 4,500,000 of authorized Series B Shares. Although we have an authorized Series A preferred stock, we have no present intention of issuing any such shares.

If we obtain Stockholder approval of Proposal One, we will amend our Articles of Incorporation to provide for sufficient authorized but unissued shares of common stock to effect the conversion of the Series B Shares. If all Series B Shares are converted, it will result in the issuance of an aggregate of 856,490,750 common shares. In such event, we would have an aggregate of 1,646,490,740 shares of our common stock outstanding. In such event the Series B Holders will hold 856,490,750 common shares or 52 percent of the common shares then outstanding.

Current and Proposed Capital Structure
Description	Preferred shares authorized	Preferred shares issued	Currect common shares	Proforma if proposal is approved and shares are converted and issued
Authorized Common Stock			800,000,000	2,000,000,000

Issued common stock			789,999,990	789,999,990
Shares reserved for debenture conversion			10,000,000	10,000,000
Convertible note payable			-	11,257,608
Convertible promissory notes			-	11,111,112
Legal services fee			-	5,000,000

Authorized preferred Stock shares	10,000,000

Series A preferred stock	3,500,000	-	-	-
Series B preferred stock	4,500,000	3,425,963	-	856,490,750

Total Common Shares			799,999,990	1,683,859,430

Description of Agreements with the Series B Holders

Loans to us extinguished with December 2006 Series B. Contingent Convertible Preferred Stock Subscription Agreements

         Since 1997, we have entered into loan agreements (“the Loan Agreements”) (as described below) with Dewey L. Williams and The Dewey L. Williams Profit Sharing Plan and Trust; Lone Star Equity Group, LLC; Mary A. Erickson; the Betty Jane Seydler Trust/Herbert M. Seydler, Jr. Trust; and Golden Eagle Mineral Holdings, Inc. (collectively referred to as “the Lenders”). We used the proceeds from these loans for working capital and general corporate expenses. Because we were in default or imminent default of our obligations to the Lenders and were unable to pay the amounts due, it was necessary for us to re-negotiate our payment obligations. At the time of our negotiations, we had insufficient common stock authorized to offer shares of our common stock to the Lenders; as such, they agreed to accept Series B Shares in exchange for an aggregate amount of $1,988,599 that we owed to them. Each Series B Share was valued at one dollar ($1.00).

Accordingly, on December 29, 2006, we entered into four separate Series B Contingent Convertible Preferred Stock Subscription Agreements (“Subscription Agreement” or “Subscription Agreements”) with the Lenders, which obligate us to issue an aggregate of 1,988,599 shares of the Series B Shares in exchange for the amounts that we then owed to the Lenders. The Subscription Agreements terminate the loan agreements and debt obligations to the now Series B Holders according to the conditions set forth in the Series B Certificate of Designation. The Series B Certificate of Designation requires us to use our best efforts to amend our Articles of Incorporation to increase our authorized common shares so that the Series B Holders can convert their Series B Shares into shares of our common stock at a ratio of two hundred fifty (250) common shares for every one (1) Series B Share held should they desire to do so. The certificates representing the Series B Shares, as well as the shares of common stock issuable upon conversion of the Series B Shares, will be restricted securities and certificates representing the shares will bear a restrictive legend. Each Series B Holder is entitled to two hundred fifty (250) votes per Series B Share for matters presented to a vote of our common stockholders regardless of whether Proposal One is approved. Additionally, if we amend our Articles of Incorporation to increase our authorized common stock, each Series B Share will be convertible into two hundred fifty (250) shares of our common stock, for an aggregate conversion of 497,149,750 shares of our common stock. Our agreements with the December 29, 2006 Series B Lenders are discussed below.

Dewey L. Williams and The Dewey L. Williams Profit Sharing Plan and Trust
On August 16, 2006, we entered into a Convertible Promissory Note with Dewey L. Williams and The Dewey L. Williams Profit Sharing Plan and Trust (collectively the “Williams Group”), whereby we borrowed the principal sum of $28,000 with an interest rate of ten percent (10%) per annum. This loan was due three (3) months from the date of the note on November 16, 2006. From November 16, 2006 until December 29, 2006, we were in default of our loan obligation to the Williams Group.

As of December 29, 2006, we were indebted to the Williams Group in the amount of $28,898.83, $28,000 of which was principal and $898.83 of which was interest. On December 29, 2006, in accordance with our Subscription Agreement with the Williams Group, we agreed to issue 28,899 Series B Shares to the Williams Group in exchange for the indebtedness in the amount of $28,898.83 to the Williams Group.

Mary A. Erickson
On or about October 11, 1999, we entered into a verbal loan agreement with Mary A. Erickson, whereby we owed her unpaid salary with the principal sum of $23,204.20 at a rate of eight percent (8%) per annum. There was no due date in connection with this verbal loan agreement.

As of December 29, 2006, we owed Ms. Erickson $25,959.65, $23,204.20 of which was principal and $2,755.45 of which was interest. On December 29, 2006, in accordance with the terms of our Subscription Agreement with Ms. Erickson, we agreed to issue 25,960 Series B Shares to Ms. Erickson in exchange for the $25,959.65 that we owed to her.

Lone Star Equity Group, LLC
We entered into the following promissory note agreements with Loan Star Equity Group, LLC (“Lone Star”), whereby we borrowed a total principal sum of $657,000 at a rate of eight percent (8%) per annum, all such principal and interest of which was due and payable on December 31, 2006: (a) March 24, 2006 agreement for a principal sum of $153,000; (b) May 1, 2006 agreement for a principal sum of $200,000; (c) August 20, 2006 agreement for a principal sum of $70,000; (d) October 3, 2006 agreement for a principal sum of $65,000; (e) October 6, 2006 agreement for a principal sum of $60,000; (f) November 3, 2006 agreement for a principal sum of $30,000; (g) November 29, 2006 agreement for a principal sum of $40,000; and (h) December 5, 2006 agreement for a principal sum of $39,000.

As of December 29, 2006, we owed Lone Star $682,649.94, $657,000 of which was principal and $25,649.94 of which was interest. On December 29, 2006, in accordance with the terms of our Subscription Agreement with Lone Star, we agreed to issue 682,650 Series B Shares in exchange for the $682,649.94 that we owed to Lone Star.

Golden Eagle Mineral Holdings, Inc.
Betty Jane Seydler Trust/Herbert M. Seydler, Jr. Trust
Frost Bank
On March 13, 1997, we entered into a $1,000,000 promissory note with Frost National Bank located in Houston, Texas. This promissory note was renewed, modified and extended on a yearly basis and we continued to pay interest on this note on an annual basis through June 29, 2004. On June 29, 2004, we executed an Extension, Modification and Renewal of Promissory note with Frost National Bank in the amount of $995,623.66. This note had an interest rate of prime plus three percent (3%) with an initial rate of seven percent (7%) per annum and was due on or before December 28, 2004. On December 28, 2004, this note was assigned to the Herbert M. Seydler Jr. Trust and the Betty Jane Seydler Trusts (collectively “the Seydler Trust”), who were guarantors of the Frost Bank note. The new note of $995,373 carried a fixed interest rate of eight and one half percent (8.5%) per annum and matured on December 29, 2005. The terms of this note required us to make quarterly principal reductions of $250,000 prior to maturity, which we were unable to pay. On December 30, 2005, we were in default on this note. The default conditions required a default interest rate of eighteen percent (18%) per annum. On September 11, 2006, the Seydler Trust note was acquired by Golden Eagle Mineral Holdings, Inc., a non-affiliated party, and we then owed Golden Eagle Mineral Holdings, Inc. $1,251,089.78, $995,373 of which was principal and $255,466.12 of which was accrued interest. On December 29, 2006, we agreed to issue 1,251,090 Series B Shares in exchange for the $1,251,089.78 that we owed to Golden Eagle Mineral Holdings, Inc.

During the course of 2007, we entered into 10 promissory notes with Golden Eagle Mineral Holding, Inc. totaling $936,959.88, including accrued interest, which were due on demand and accrued interest at 8% per annum. On June 27, 2007 Golden Eagle Mineral Holdings made demand on us for those notes; however, on that same date, Golden Eagle Mineral Holdings also agreed to convert its debt into shares of our Series B Contingent Convertible Preferred Stock. On June 27, 2007 we entered into a Series B Contingent Convertible Preferred Stock Subscription Agreement by which we exchanged our Series B preferred stock for $936,959.88 of our debt.

2007 Series B Preferred Stock Subscription Agreements.

We have entered into 21 separate Series B Preferred Subscription Agreements with 12 accredited investors and nine employees that collectively provide for the purchase of 500,404 shares of our Series B Shares for aggregate cash proceeds of $500,404. If 500,404 Series B Shares are converted into our common stock at the Series B Preferred conversion ratio of 250 shares of common stock for every 1 share of Series B preferred stock, it will result in the issuance of an aggregate of 125,101,000 shares of our common stock upon conversion.  We relied upon the exemption provided by Section (4) 2 of the Securities Act of 1933 for each of the Series B offers and Sales. We believed that Section 4(2) was available because the offer and sale did not involve a public offering. Certificates representing the Series B shares were marked with a legend setting forth the restrictions on transfer of the securities. The 2007 sales are as follows:

1)	On January 29, 2007, we sold 25,000 shares of Series B Preferred Shares to Gregg Voss at the price of $1.00 per share or aggregate cash proceeds of $25,000;

2)	On January 29, 2007, we sold 25,000 Series B Preferred Shares to Sierra West Capital, LLC (“Sierra”), a Colorado Limited liability company owned and controlled by Jeff Chatfield at the price of $1.00 per share or aggregate cash proceeds of $25,000:

3)	On January 31, 2007, we sold 50,000 Series B Preferred Shares to Robert Chramosta at the price of $1.00 per share or aggregate cash proceeds of $50,000;

4)	On January 31, 2007, we sold 25,000 Series B Preferred Shares to the Alfred O. Brehmer Trust, FBO, Linda K. Kaufman (the “Bremer Trust”), at the price of $1.00 per or aggregate cash proceeds of $25,000;

5)	On February 2, 2007, we sold 25,000 Series B Preferred Shares to Mark Lee at the price of $1.00 per share or aggregate cash proceeds of $25,000;

6)	On January 28, 2007,we sold 100,000 Series B Preferred Shares to the John R. Saunders Trust (the “Saunders Trust”) at the price of $1.00 per share or aggregate cash proceeds of $100,000;

7)	On February 6, 2007, we sold 50,.0000 Series B Preferred Shares to Bruce H. Penrod at the price of $1.00 per share or aggregate cash proceeds of $50,000;

8)	On February 6, 2007, we sold 12,103 Series B Preferred Shares to nine non-officer or director employees in Bolivia and one in the United States at the price of $1.00 per share or a value of $12,103;

9)	On February 12, 2007, the sale of 81,301 Series B Preferred Shares to Dewey L. Williams, at the price of $1.00 per or aggregate cash proceeds of $81,301;

10)	On March 27, 2007, we sold 30,000 Series B Preferred Shares to Steve Olson at the price of $1.00 per share or aggregate cash proceeds of $30,000;

11)	On March 28, 2007, the sale of 25,000 Series B Preferred Shares to Joseph Smith at the price of $1.00 per share or aggregate cash proceeds of $25,000; and

12)	On March 30, 2007, we sold 25,000 Series B Preferred Shares to Stuart Rubin at the price of $1.00 per share or aggregate cash proceeds of $25,000.

13)	On May 27, 2007, we sold 27,000 Series B Preferred Shares to Douglas Lapp at the price of $1.00 per share or aggregate cash proceeds of $27,000.

THE EFFECT OF PROPOSAL ONE, AN INCREASE OF OUR AUTHORIZED SHARES OF COMMON STOCK

If Proposal One is approved, we will amend the Fourth Article of our Articles of Incorporation to reflect that we are authorized to issue two billion (2,000,000,000) shares of common stock. If this Proposal is not approved, the Fourth Article of our Articles of Incorporation will remain in effect. If Proposal One is approved, each share of common stock would have the same rights as our currently outstanding shares of common stock. Specifically, upon issuance, each share of common stock would be entitled to one vote, would be entitled to receive dividends only if declared by the Board of Directors and would not be entitled to preemptive rights. The Series B Shares are convertible into an aggregate of 856,490,750 shares of common stock, which will dilute the ownership interests of existing Stockholders but will not dilute the voting interests of our existing Stockholders because the Series B Preferred Shares are entitled to vote on all matters presented to our Stockholders and are entitled to 250 votes for each Series B Preferred Share held.. Because future issuances of our common stock can be accomplished by our Directors without Stockholder approval, if Proposal One is approved, you will not likely have the ability to vote on future common stock issuances. Our Articles of Incorporation, as currently in effect and as proposed to be amended through the authorized share increase, do not provide our common Stockholders with preemptive rights that would entitle them, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into or exchangeable for our securities.

Stockholders should note that the availability of authorized but unissued shares of common stock could make any attempt to gain control of matters submitted to a vote of our Shareholders and make it more difficult to remove or replace incumbent members of our Board of Directors. The availability of authorized but unissued common shares could also make it possible for a significant Stockholder’s interest to be diluted. Because we could issue a significant number of shares in connection with conversion of the Series B Shares, future financings and other issuances, if Proposal One is approved, it is possible that a change of control of our common shares could occur without our presenting such a proposal to our Stockholders for a Stockholder vote.

Because approval of Proposal One will result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect, although neither our Board of Directors or management intends that this proposal has or will have any takeover effect and does not otherwise support Proposal One so that it can be used as an anti-takeover tool. Nonetheless, our Board of Directors, subject to its fiduciary duties and compliance with applicable securities laws, could use this increased number of authorized but unissued shares of our common stock to frustrate persons seeking to gain voting control of us. For example, in the event that third parties obtain amounts of our common stock sufficient to influence matters submitted to a vote of our shareholders, our Board of Directors could issue shares of our common stock or our Series B Shares that could then be converted into our common shares, both of which could dilute the interests of these third parties and thereby inhibit their ability to gain voting control over our common stock or influence matters submitted to a vote of our shareholders.

If Proposal One is not approved, we could face significant adverse consequences. Those consequences include, among other things, the holders of the Series B Shares, Holders of the above described notes, and Holders of loan instruments in which we are in default, filing suit against us and attempting to obtain our assets, forcing us into involuntary bankruptcy, or causing us to dissolve. Any of these events will have a materially adverse effect on our business, operating results, financial condition, cash flows and ability to service our indebtedness.

Your ownership of our common stock will be diluted if Proposal One is approved upon the conversion of the Series B Preferred Shares and the Notes held by Burns, Figa and Will, P.A., Harlan M. (Mac) Delozier and Tracy Madsen and issuance of the shares to Brenda Lee Hamilton, Esquire. Your voting power will not be diluted as a result of the conversion of the Series B Shares if Proposal One is approved because the Holders of the Series B Shares have voting rights regardless of whether the Series B Shares are converted into common shares. Each Series B Share is entitled to vote two hundred fifty (250) votes for every one (1) Series B Share held on all matters presented at the Special Meeting of Stockholders regardless of whether Proposal One is approved. Your voting rights will be effected by the conversion of the shares held by the law firm of Burns, Figa and Will, P.A., Harlan M. (Mac) Delozier and Tracy Madsen and the issuance of shares to Brenda Lee Hamilton, Esquire, because unlike the holders of the Series B Preferred Shares, the holders of these convertible notes do not have voting rights until such time as their note has been converted into our common shares and Brenda Lee Hamilton, Esquire, does not have voting rights until her shares are issued.

STOCKHOLDER VOTE REQUIRED FOR APPROVAL OF PROPOSAL ONE

The affirmative vote of the holders of the majority, or fifty percent (50%) plus one, of the issued and outstanding shares of common stock will be necessary to approve the proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock from eight hundred million (800,000,000) shares to two billion (2,000,000,000) shares.

EFFECTIVENESS OF PROPOSAL ONE

If Proposal One is approved, our Articles of Amendment to our Articles of Incorporation will be filed with the Secretary of State of the State of Colorado approximately twenty days after the Special Meeting of Stockholders and will be come effective upon filing.

HOW DOES OUR BOARD OF DIRECTORS RECOMMEND THAT WE VOTE?

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE US TO ISSUE UP TO TWO BILLION (2,000,000,000) SHARES OF COMMON STOCK. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL ONE AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal Two on Proxy Card)

On December 29, 2006, our Board of Directors unanimously approved Proposal Two to ratify the appointment of Chisholm, Bierwolf and Nilson as our independent registered public accounting firm. Our Board of Directors has selected Chisholm, Bierwolf and Nilson as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that we submit the selection of Chisholm, Bierwolf and Nilson for ratification by our Stockholders at the Special Meeting. Although the Company is not required to submit the selection of independent registered public accountants for Stockholder approval, if the Stockholders do not ratify this selection, the Board of Directors will reconsider its selection of Chisholm, Bierwolf and Nilson. Even if the selection is ratified, our Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that the change would be in our best interests. The Board of Directors reviews and pre-approves all audit and non-audit services performed by Chisholm, Bierwolf and Nilson, as well as the fees charged by Chisholm, Bierwolf and Nilson for such services. Chisholm, Bierwolf and Nilson did not perform any non-audit services on our behalf. Chisholm, Bierwolf and Nilson has audited our financial statements annually since their audit of our consolidated financial statements for the year ended December 31, 2005.

Fees for Independent Registered Public Accounting Firm

Our Board of Directors selected the independent accounting firm of Chisholm, Bierwolf & Nilson, LLC, Certified Public Accountants, with respect to the audit of our consolidated financial statements for the years ended December 31, 2006 and 2005. Our Bolivian Subsidiaries were audited by Pozo & Asociados S.R.L. an independent member of Baker Tilly International.

Audit Fees. In connection with professional services rendered for the audit of our annual financial statements reported under Form 10-K for the year ended December 31, 2005 and the reviews of the second and third quarter 2005 financial statements included in our quarterly reports filed on Form 10-Q for that year, Chisholm Bierwolf & Nilson billed us fees in the aggregate amount of approximately $18,567. Total fees paid to Chisholm, Bierwolf & Nilson for the review of the quarterly financial statements included in reports filed under Form 10-Q for 2006 and for the audit of the 2006 financial statements reported under Form 10-KSB are estimated to be $30,000. In connection with professional services rendered for the audit of our annual financial statements reported under Form 10-K for the year ended December 31, 2005 and the reviews of the 2005 quarterly financial statements included in our quarterly reports filed on Form 10-Q for that year, Pozo & Asociados S.R.L. billed us fees in the aggregate amount of approximately $10,500. Total fees paid to Pozo & Asociados S.R.L. for the review of the quarterly financial statements included in reports filed under Form 10-Q for 2006 and for the audit of the 2006 financial statements reported under Form 10-K are estimated to be $10,800

In connection with professional services rendered for the audit of our annual financial statements for the years ended December 31, 2005, Gordon Hughes & Banks billed us fees in the aggregate amount of approximately $5,000.

Audit Related Fees. There were no fees billed in each of the last two fiscal years (ended December 31, 2006 and 2005) for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees”.

Financial Information Systems Design and Implementation Fees. We did not pay any fees to Chisholm, Bierwolf & Nilson or Pozo & Asociados S.R.L. for professional services rendered for financial information systems design and implementation as that term is defined in Rule 2-01(c)(4)(ii) of Regulation S-X.

Tax Fees. The aggregate fees billed in 2005 for professional services rendered by RSG Accounting Services for tax compliance, tax advice, and tax planning were approximately $2,750. The nature of the services for which these fees were received was preparation of tax returns. We estimate the fees to be charged By RSG Accounting Services for the preparation of our 2006 tax returns to be approximately $3,500.

All Other Fees. During the fiscal years ended December 31, 2006 and 2005, there were no other fees paid Chisholm, Bierwolf & Nilson or Pozo & Asociados S.R.L. for any other auditing or accounting services.

Total Fees
The total estimated fees charged for all services by Chisholm, Bierwolf & Nilson: During the fiscal year ended December 31, 2006: $30,000 During the fiscal year ended December 31, 2005: $18,567
The total fees charged for all services by Pozo & Asociados S.R.L.: During the fiscal year ended December 31, 2006: $10,800 During the fiscal year ended December 31, 2005: $10,500
The total fees charged for all services by Gordon, Hughes & Banks: During the fiscal year ended December 31, 2006: $0 During the fiscal year ended December 31, 2005: $5,000

Our Board of Directors has considered the information described in “Financial Information Systems Design and Implementation Fees” and “All Other Fees” above and believes that it is compatible with maintaining the principal accountant’s independence. In each case (commencing after August 1, 2002), the board of directors pre-approved all such services.

Our principal accountant (through its full time employees) performed all work regarding the audit of our financial statements for the most recent two fiscal years.

Representatives of our principal accountant are expected to be present at the Special Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Resignation of Gordon, Hughes & Banks, LLP Appointment of Chisholm, Bierwolf & Nilson, LLC On July 26, 2005, we filed a Form 8-K (“July 26, 2005 Form 8-K”) regarding the resignation of Gordon, Hughes & Banks, LLP and the appointment of Chisholm, Bierwolf & Nilson, LLC. All of the matters referred to below under this section are as of the date of the July 26, 2005 Form 8-K.

Gordon, Hughes & Banks, LLP, Certified Public Accountants and Consultants (“Gordon, Hughes &Banks”), resigned as our auditors on July 20, 2005. The opinion filed with our annual report on Form 10-K for the year ended December 31, 2004, contained the following qualification:

“The accompanying consolidated financial statements have been presented assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note A to the financial statements, the Company had a significant working capital (deficit) as of December 31, 2004 and has incurred substantial losses since its inception. The Company presently has no mineral production and requires significant additional financing to satisfy its outstanding obligations and resume and expand mining production. In addition, the Company’s ability to conduct operations remains subject to other risks, including operating in isolated regions of Bolivia and the concentration of operations in a single undeveloped area. Unless the Company successfully obtains suitable significant additional financing and can resume and expand its production, there is substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note A. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.”

The opinion filed with our annual report on Form 10-K for the year ended December 31, 2003 contained a similar qualification. Gordon, Hughes & Banks, LLP’s decision to resign was made by the former auditors, not by our board of directors. During our two most recent fiscal years and the subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. We authorized the former accountant to respond fully to the inquiries of the successor accountant concerning all financial accounting matters related to us. None of the following reportable events occurred within our two most recent fiscal years and the subsequent interim period preceding the former accountant’s resignation (“reportable events”):

A.     The former accountant has not previously advised us that the internal controls necessary for us to develop reliable financial statements do not exist;

B.     The former accountant has not previously advised us that information has come to the accountant’s attention that has led it to no longer be able to rely on management’s representations, or that has made it unwilling to be associated with the financial statements prepared by management;

C.     The former accountant has not advised us of the need to expand significantly the scope of its audit, or that information has come to the accountant’s attention during the time period covered by Item 304(a)(1)(iv), that if further investigated may:

1.     Materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or

2.     Cause it to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and

3.     Due to the accountant’s resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

D.     The former accountant has not advised us that information has come to the accountant’s attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to the accountant’s resignation, or for any other reason, the issue has not been resolved to the accountant’s satisfaction prior to its resignation.

On July 20, 2005, our Board of Directors appointed Chisholm, Bierwolf & Nilson, LLC, Certified Public Accounts, of Bountiful, Utah, as our new auditors. During our two most recent fiscal years or the subsequent interim period, neither we nor any person on our behalf consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements, where either a written report was provided to us or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue. Furthermore, we have not previously consulted the new accountants (and no one has done so on our behalf) on any matter that was either the subject of a of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v).

We requested the newly engaged accountant to review the disclosure required by this Item 304(a) before it is filed with the Commission, and we provided the new accountant the opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of our expression of its views, or the respects in which it does not agree with the statements made by us in this response to Item 304. We provided the former accountant with a copy of the disclosures made in response to Item 304, as contained above and requested the former accountant to furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in response to this Item 304 and, if not, stating the respects in which it does not agree. On July 26, 2005, we filed the former accountant’s letter as an exhibit to the Form 8-K report which stated that the former accountants read Item 4.01 of Form 8-K dated July 25, 2005 and are in agreement with the section entitled “Resignation of Gordon Hughes & Banks, LLP” and have no basis to agree or disagree with other statements contained in the Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As an SEC reporting company, we are subject to the informational requirements of the Securities Exchange Act of 1934 and accordingly, we file our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

OTHER MATTERS

Our Board of Directors knows of no other business to be presented at the Special Meeting of Stockholders. If other matters properly come before the meeting, the persons named in the accompanying form of Proxy intend to vote on such other matters in accordance with their best judgment.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference our Forms 10-KSB and 10-KSB amendment, which were filed on April 17, 2007 and May 2, 2007, respectively, our Form 10-QSB filed on May 21, 2007, and Form 8-K filed on July 5, 2007, as well as additional periodic reports as filed.

You may obtain any of the documents we file with the SEC by requesting them in writing or by telephone from us at the following address:

GOLDEN EAGLE INTERNATIONAL, INC.
9661 South 700 East
Salt Lake City, Utah 84070
Telephone: (801) 619-9320
Facsimile: (801) 619-1747
Attn: Terry Turner, Chief Executive Officer

If you would like to request documents from us, please do so by August 31, 2007, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

Please note that all of our documents that we file with the SEC are also promptly available without cost at the SEC filings tab of the investor relations tab of our website at www.geii.com. Additionally, you may directly access the SEC Edgar website at www.sec.gov.

FORWARD LOOKING STATEMENTS

This document should be read in conjunction with our financial statements and related notes appearing elsewhere in our referenced Form 10-KSB for our fiscal year ended December 31, 2006, as well as the Quarterly Reports filed on Form 10-QSB and Current Reports filed on Form 8-K. The above discussion contains forward-looking statements based on our current expectations, assumptions, and estimates. The words or phrases “believe,” “expect,” “may,” “anticipate,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties pertaining to our business, including: (a) volatility of gold and copper prices on the commodity markets may negatively affect our potential revenues; (b) because our common stock is a penny stock and we lack an established market for our securities, you may have difficulty selling your securities; (c) our common stock is subject to price volatility; (d) we are subject to environmental risks that may lead to additional costs and disruptions in our operations; (e) our international operations, including Bolivia and potentially elsewhere in South America, are subject to risks of political instability, civil unrest, insurrection, and industry takeover, which may cause disruptions or termination of our operations; (f) if we are unable to obtain debt or equity financing, we will be unable to proceed with our operational plan and recommence productive mining operations; (g) we may be dependent upon mining related third parties; (h) there is substantial doubt about our ability to continue as a going concern; (i) our ability to generate future revenues is dependent upon our ability to commence mining operations at our Buen Futuro prospect, A Zone, which requires a minimum $10 million investment or at our B and C Zones, which require less investment, but are still somewhat unknown to us as we continue our pilot operations there and continue our efforts to confirm our previous exploration results; (j) with the exception of ten (10) shares, we have reached our authorized share limit of 800,000,000 and we have no shares authorized to issue for: (i) services; (ii) compensation or stock awards to our officers or directors; or (iii) transactions, joint ventures, or business combinations that may benefit us; and (k) there is no assurance that our shareholders will approve of an increase in our authorized shares.

By Order of the Board of Directors:
/s/ Terry C. Turner
Terry C. Turner,Chairman of the Board
August 10, 2007

      GOLDEN EAGLE INTERNATIONAL,INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
GOLDEN EAGLE INTERNATIONAL,INC.
AND ITS BOARD OF DIRECTORS

[GRAPHIC OMITTED]

The undersigned, having duly received the Notice of Special Meeting and the Proxy Statement dated August 10, 2007, hereby appoints Terry C. Turner, Chief Executive Officer, as Proxy to represent the undersigned and to vote, as designated below, all shares of common stock of Golden Eagle International, Inc., held of record by the undersigned, at the Special Meeting of Stockholders of Golden Eagle International, Inc. to be held on September 14, 2007 at 10:00 a.m. Mountain Time, and any adjournment thereof, at the Salt Lake City Marriott Downtown, located at 75 South West Temple, Salt Lake City, Utah 84101.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSALS 1 AND 2.

1. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 800,000,000 SHARES TO 2,000,000,000 SHARES.

|_|FOR     |_|AGAINST     |_|ABSTAIN

2. TO RATIFY THE APPOINTMENT OF CHISHOLM, BIERWOLF & NILSON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31,2006.

|_|FOR     |_|AGAINST     |_|ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

(Signature)	(Print Name)

(Signature, if held jointly)	(Print Name)

Date: ______________, 2007

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

ATTACHMENT A

ARTICLES OF AMENDMENT TO
THE ARTICLES OF INCORPORATION OF
GOLDEN EAGLE INTERNATIONAL, INC.

Pursuant to Section 7-110-101, et seq., of the Colorado Business Corporation Act, GOLDEN EAGLE INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Colorado, adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Golden Eagle International, Inc.

SECOND: Golden Eagle International, Inc., a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), HEREBY CERTIFIES that the following Articles of Amendment to its Articles of Incorporation was duly adopted on September 14, 2007, pursuant to the authority conferred upon the Corporation by the Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), and by the Colorado Business Corporation Act (the “Act”).

RESOLVED, that the sole paragraph of the article titled “Fourth” of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The aggregate number of Common Shares which the Corporation shall have the authority to issue is Two billion (2,000,000,000), all of one class and all with a par value of $.0001 per share; the aggregate number of Preferred Shares which the Corporation shall have the authority to issue is Ten Million (10,000,000), all with a par value of $.01 per share and of such classes and with such preferences as the Corporation’s Board of Directors may determine from time to time.”

THIRD: The proposed Amendment to the Articles of Incorporation was submitted to the Stockholders of the Corporation for approval at a special meeting held September 14, 2007, and the number of votes cast in favor of the amendment was sufficient for approval.

The name and address of the individual who caused this document to be filed, and who may be contacted by the Secretary of State with any questions, is:

Terry C. Turner, Chief Executive Officer
Golden Eagle International, Inc.
9661 South 700 East
Salt Lake City, Utah 84070
Telephone: (801) 619-9320
Facsimile: (801) 619-1747

ATTACHMENT B

CERTIFICATE OF DESIGNATION OF THE

PREFERENCES AND RIGHTS

OF

SERIES B CONTINGENT CONVERTIBLE PREFERRED STOCK

OF

GOLDEN EAGLE INTERNATIONAL, INC.

_________________

The undersigned, Terry C. Turner and Tracy A. Madsen, certify that:

A. They are the duly acting President and Secretary, respectively, of GOLDEN EAGLE INTERNATIONAL, INC., a corporation organized and existing under the Colorado Business Corporation Act (the “Corporation”).

B. Pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, and pursuant to the provisions of Section 7-106-102 of the Colorado Business Corporation Act, said Board of Directors, pursuant to a meeting held on December 29, 2006, approved and adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series B Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that a series of Preferred Stock in Golden Eagle International, Inc., a Colorado corporation (the “Corporation”), having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Articles of Incorporation.

1. Number and Designation. This series shall consist of 4,500,000 shares of Preferred Stock of the Corporation and shall be designated the Series B Convertible Preferred Stock (“Series B Stock”). The number of authorized shares of Series B Stock may be reduced to the extent any shares are not issued and outstanding by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of Designation pursuant to the provisions of the Colorado Business Corporation Act stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased except pursuant to majority vote of the Series B Holders. None of the shares of Series B Stock has been issued.

2. Dividends.     When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Series B Holders will be entitled to participate with the holders of Common Stock in such dividend or distribution as set forth in this Section 2. At the time such dividend or distribution is payable to the holders of Common Stock, the Corporation will pay to each Series B Holder such holder’s share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such holder’s Series B Stock.

3. Voting Rights.

A. The Series B Holders shall be entitled to notice of any shareholders’ meeting and to vote as a single class with the Common Stock upon any matter submitted for approval by the holders of Common Stock, and shall have two hundred and fifty votes (250) for each share of Series B Stock held.

B. In addition to any other rights provided by law, so long as any Series B Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series B Stock, will not amend or repeal any provision of, or add any provision to, the Corporation’s Articles of Incorporation or By-Laws if such action would materially adversely affect the liquidation preferences of, or the rights or restrictions provided for the benefit of, any Series B Stock.

4. Preference Upon Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, each Series B Holder will be entitled to be paid, before any distribution or payment is made upon any Junior Securities of the Corporation, an amount in cash equal to the aggregate Liquidation Value (as defined in Section 5C below) of all shares of Series B Stock held by such holder, plus accrued dividends, if any; thereafter, each Series B Holder will participate in any distribution or payment on a pro rata basis with all Junior Securities as if the Series B Stock had been converted into Common Stock so long as the Corporation has sufficient authorized but unissued common shares to allow the conversion of each Series B Share.

5. Conversion into Conversion Stock.

A. Conversion.     The Corporation shall use its best efforts to authorize sufficient Common Stock by filing articles of amendment with the Secretary of State of Colorado, so that the Series B Holders may convert their Series B Preferred Stock into Common Shares at a ratio of one preferred share for two hundred fifty (250) shares of Common Stock (the “Conversion Ratio”). Conversion shall only occur upon such date as the Corporation authorizes sufficient additional Common Stock as evidenced by filing articles of amendment with the Secretary of State of Colorado.

B.     Contingent Conversion Feature

(i) The conversion of Series B Stock will be deemed to have been effected upon the written notice by the Series B Stock Holder. At such time as such conversion has been effected, the rights of the holder of such Series B Stock as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(ii) As soon as possible after a conversion has been effected, the Corporation will deliver to the converting holder a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

(iii) The issuance of certificates for shares of Common Stock upon conversion of Series B Stock will be made without charge to the Series B Stock Holder   C. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination will be proportionately increased.

D. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Board of Directors of the Corporation will make an appropriate adjustment in the Conversion Ratio so as to protect the rights of the Series B Holders; provided that no such adjustment will increase the Conversion Ratio as otherwise determined pursuant to this Section 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Stock.

E. Notices.

(i) Immediately upon any adjustment of the Conversion Ratio, the Corporation will send written notice thereof to all Series B Holders.

(ii) All notices and other communications from the Corporation to a Series B Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Corporation in writing by such holder, or, until an address is so furnished, to and at the address of the last holder who has so furnished an address to the Corporation.

F. Converted or Redeemed Shares. Any shares of Series B Stock which are converted pursuant to this Section 5 will be canceled and will not be reissued, sold or transferred and will be returned to authorized but unissued shares of Preferred Stock. 6.    Miscellaneous.

A. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Series B Stock. Upon the surrender of any certificate representing Series B Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

B. Replacement.     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series B Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

C. Priority.     The Corporation may not issue any series of Preferred Stock that may be treated in pari passu or senior to the Preferred Stock.

D. Definitions.     For purposes hereof:

“Common Stock” means the Common Stock of the Corporation, $.0001 par value per share, and includes all stock of any class or classes (however designated) of the Company, authorized upon the Original Issue Date or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

“Conversion Ratio” shall have the meaning set forth in Section 5A.

“Corporation” shall have the meaning set forth in the first paragraph of this Certificate of Designation.

“Junior Securities” means the Common Stock and any equity securities of any kind (but not including any debt securities convertible into equity securities) which the Corporation or any Subsidiary at any time issues or is authorized to issue other than the Series B Stock unless the terms of such security explicitly state that such security shall be senior to or on a par with the Series B Stock. “Liquidation Value” of any share of Series B Stock as of any particular date will be $1.00.

“Original Issue Date” means the date the Series B Stock is first issued.

“Person” and “person” means an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof. “Series B Holder” shall mean a registered holder of Series B Stock.

“Series B Stock” shall have the meaning set forth in Section 1.

“Subsidiary” means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

E. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision hereof without the prior approval of a majority of the outstanding shares of Series B Stock; provided notwithstanding Section 3.B above that no such action will change or affect (a) the Conversion Ratio of the Series B Stock, (b) the Liquidation Value of the Series B Stock, or (c) the amount of cash, securities or other property receivable or to be received by the Series B Holders.

F. Generally Accepted Accounting Principles. When any accounting determination or calculation is required to be made, such determination or calculation (unless otherwise provided) will be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Corporation would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation will continue to be made in accordance with the Corporation’s previous accounting methods and policies unless the Corporation has obtained the prior written consent of the holders of a majority of the Series B Stock then outstanding.

G. The number of authorized shares of Preferred Stock of the Corporation is 10,000,000, and the number of shares of Series B Stock, none of which has been issued, is 4,500,000.

IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this Certificate this 29th day of December, 2006.

GOLDEN EAGLE INTERNATIONAL,INC. By: /s/ Terry C. Turner —————————————— Terry C. Turner President By: /s/ Tracy A. Madsen —————————————— Tracy A. Madsen Secretary

VERIFICATION

The undersigned, Terry C. Turner and Tracy A. Madsen, the President and Secretary, respectively, of Golden Eagle International, Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate were approved by the Board of Directors of Golden Eagle International, Inc. on December 29, 2006 and are true of his own knowledge. Executed at Salt Lake City, Utah, on this 29th day of December, 2006.

/s/ Terry C. Turner —————————————— Terry C. Turner, President /s/ Tracy A. Madsen —————————————— Tracy A. Madsen, Secretary